Exhibit 10.4

SUBLEASE

SUBLEASE (“Sublease”), made as of the 26 day of January, 2006, by and between AOB COMMERCE INC., a California corporation having an address at 150 North Santa Anita Avenue, Suite 300, Arcadia, California 91006 (“Sublandlord”), and AOB BIOTECH, INC., a California corporation having an address at 301 N. Lake Avenue, Suite 202, Pasadena, California 91101 (“Subtenant”).

W I T N E S S E T H:

WHEREAS, Landlord (together with its successors and assigns, “Overlandlord”), as landlord, and Rewards Network Establishment Services Inc. (“Rewards Network”), as tenant, entered into a lease dated as of June 4, 2004 (said lease is herein referred to as the “Overlease”), demising certain premises known as Suite 202 on the second floor, approximately 3,480 rental square feet (the “Premises”) in the building located at 301 North Lake Avenue, Pasadena, California 91101 (the “Building”), such Premises being more particularly described in the Overlease;

WHEREAS, pursuant to a Sublease dated January 30, 2006 (the “Sublease”), Rewards Network sublet to Sublandlord, a portion of the Premises as more particularly shown on the floor plan annexed hereto as Exhibit A; and

WHEREAS, Sublandlord desires to sublease to Subtenant, and Subtenant desires to hire from Sublandlord, a portion of the Premises as more particularly shown on the floor plan annexed hereto as Exhibit A (such space, together with all of the fixtures and improvements which are located in and/or attached thereto at the Sublease Commencement Date (as defined below) are herein referred to as the “Sublease Premises”) upon all of the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the mutual agreements herein contained, Sublandlord and Subtenant, for themselves, their successors and assigns, hereby agree as follows:

1. SUBLEASING. Upon the terms and conditions hereinafter set forth, Sublandlord hereby subleases to Subtenant and Subtenant hereby hires from Sublandlord the Sublease Premises. Sublandlord represents and warrants to Subtenant that it has submitted to Subtenant a true, complete and correct copy of the Overlease (as attached hereto and hereby made a part hereof as Exhibit B). Sublandlord further represents and warrants to Subtenant that as of the date hereof: (1) neither the Overlease nor the Sublease has been further modified or amended and is in full force and effect and has not been terminated pursuant to any options afforded Overlandlord, Rewards Network or Sublandlord therein; (2) Rewards Network has not received any notice of default under the Overlease from Overlandlord nor has Rewards Network sent Overlandlord any notice claiming a default by Overlandlord under the Overlease; and (3) Sublandlord has not received any notice of default under the Sublease from Rewards Network nor has Sublandlord sent Rewards Network any notice claiming a default by Rewards Network under the Sublease. All capitalized terms used herein (or incorporated herein by reference) that are not otherwise defined herein shall have the meaning ascribed to them as set forth in the Overlease.

2. TERM OF SUBLEASE. (a) Generally. The term of this Sublease (the “Term”) shall commence on the Sublease Commencement Date (as defined below), and shall end on July 14, 2009 (the “Expiration Date”) or on such earlier date upon which this Sublease shall expire or be canceled or terminated pursuant to any of the conditions or covenants of this Sublease or pursuant to law.

(b) Consent. This Sublease is subject to, and shall become effective only upon the written consent of each of Overlandlord and Rewards Network to the making of this Sublease. Sublandlord shall request Rewards Network’s consent with reasonable promptness, but Sublandlord shall not be required to make any payment to, or commence any action or proceeding against, Rewards Network in order to obtain such consent. Subtenant shall promptly furnish to Sublandlord such references, financial statements and other information with respect to Subtenant as Rewards Network shall request and shall execute any consent form reasonably requested by Rewards Network. Subtenant shall pay, or shall reimburse Sublandlord for, any fee or charge imposed by Rewards Network, including, without limitation, the counsel fees incurred by Rewards Network in connection with this Sublease. If Rewards Network’s consent (or deemed consent) is not obtained on or prior to the 35th day following the date hereof, then at anytime after such 35th day but prior to the date upon which Rewards Network’s consent is obtained, either Sublandlord, at its option, or Subtenant, at its option, may cancel this Sublease by giving written notice thereof to the other party, whereupon this Sublease shall be cancelled and neither party hereto shall have any rights against or obligations to the other party hereto under this Sublease or otherwise, provided, however, Sublandlord shall return to Subtenant the Security Deposit and any prepaid rent paid to Sublandlord hereunder.

3. Sublease Commencement Date/ No Sublandlord’s Work. (A) As used herein, the term: (1) “Sublease Commencement Date” shall mean March 1, 2006; and (2) “Rent Commencement Date” shall mean March 16, 2006.

(B) Subtenant agrees to accept the Sublease Premises on the Sublease Commencement Date in its “AS IS” condition (provided same is broom-clean) and agrees that Sublandlord shall not be required to perform any work, supply any materials, or incur any expense to prepare the Sublease Premises for Subtenant’s occupancy, and (ii) Subtenant acknowledges that no representations with respect to the condition of the Sublease Premises, or with respect to any fixtures therein contained, have been made to it.

4. FIXED RENT. Subtenant covenants and agrees to pay to Sublandlord, without any notice, a fixed basic rent (“Fixed Rent”) in the sum of Eighty Nine Thousand Seven Hundred Eighty Four Dollars ($89,784.00) per annum, which Subtenant shall pay in equal monthly installments in advance commencing on the Rent Commencement Date and continuing on the first day of each month thereafter during the Term, except that Subtenant shall pay the first and last monthly installments of Fixed Rent upon the execution hereof.

5. ADDITIONAL RENT. (a) Operating Expense Escalation. In addition to the Fixed Rent payable by Subtenant hereunder, commencing on January 1, 2007, Subtenant shall pay Sublandlord, as additional rent, an amount (“Operating Expense Escalation”) equal to Subtenant’s Share (as defined below) of the amount by which (I) the Tenant’s Operating Payment and real estate taxes (as defined in the Overlease) payable by Sublandlord to Rewards Network pursuant to Article 4 of the Overlease (both estimates as well as actuals) in respect of Operating Expenses (as defined in the Overlease) pertaining to the Premises exceeds (II) the Tenant’s Operating Payment payable by Sublandlord to Rewards Network pursuant to Article 4 of the Overlease (both estimates as well as actuals) for Base Year Operating Expenses (as defined in the Overlease) 2006 in respect of Operating Expenses for calendar year 2007. Each Operating Expense Escalation payment payable by Subtenant hereunder shall be due and payable at the same time and in the same manner as Operating Expense increases are paid by Sublandlord under the Overlease, based on the computations that are provided to Sublandlord by Rewards Network. Sublandlord shall bill Subtenant for Operating Expense Escalations payable by Subtenant hereunder, such bill to set forth in reasonable detail the computation of the Operating Expense Escalation to the extent provided by Rewards Network. If there shall be any increase or decrease in the Tenant’s Operating Payment payable by Sublandlord to Rewards Network under the Overlease for any period occurring during the Term, whether during or after such period, the Operating Expense Escalation payment payable by Subtenant hereunder for such period shall be appropriately adjusted. “Subtenant’s Share”, since Subtenant is subleasing Sublandlord’s entire leased premises, shall mean Tenant’s Share (as defined in the Overlease).

(b) If Sublandlord shall be charged for any sums pursuant to the provisions of the Overlease allocable to the Sublease Premises or for Subtenant’s use of services of the Building (including, without limitation for the provision of supplemental HVAC or cleaning), then Subtenant shall be liable for such sums with respect to the Sublease Premises, and such sums shall be deemed additional rent and collectible as such and shall be payable by Subtenant upon ten (10) days’ written notice from Sublandlord (provided, however, that any such sums which are payable to Rewards Network upon demand, shall be paid by Subtenant to Sublandlord hereunder, upon demand).

(c) Terms of Payment. All amounts payable by Subtenant pursuant to this Section 5 shall be deemed additional rent hereunder (and any default in the payment thereof shall have the same remedies as a default in the payment of Fixed Rent). Any failure or delay by Sublandlord in submitting a statement or bill for any additional rent under this Sublease shall not constitute a waiver of or in any way impair Subtenant’s obligation to pay such additional rent. Any statement from Rewards Network setting forth additional rent or other charges payable under the Overlease shall be conclusive and binding upon Subtenant for the purpose of determining the corresponding additional rent payable under this Sublease. The provisions of this Section 5 shall survive the expiration or earlier termination of this Sublease. Subtenant’s covenant to pay Fixed Rent and additional rent hereunder shall be independent of every other covenant under this Sublease.

6. PAYMENT. The Fixed Rent, additional rent and all other charges, costs and expenses payable by Subtenant under this Sublease (herein collectively “Rental”) shall be paid to Sublandlord at the office of Sublandlord set forth above or at such other place as Sublandlord may designate, as and when the same becomes due and payable, without notice or demand therefor and without any deduction, credit, set-off, counterclaim or abatement whatsoever. In every case in which Subtenant is required to pay to Sublandlord a sum of money and said sum (or any portion thereof) is not paid within five (5) days when due, interest at the rate of 4% above the “prime rate” as established by Citibank, N.A or the maximum percent permitted by law, whichever is less (herein “Applicable Rate”) shall be payable on such sum (or so much thereof as shall be unpaid) from the date said sum becomes due until the date the unpaid amount is paid. The provisions set forth above are in addition to any other rights or remedies available to Sublandlord on account of Subtenant’s failure to pay Fixed Rent or additional rent or other Rental hereunder.

7. ELECTRICITY. Electricity is currently being furnished to the Sublease Premises by Overlandlord in accordance with the provisions of Article 6 of the Overlease. Subtenant shall be entitled to continue to receive such electricity from Overlandlord (but in no event more than the wattage provided thereunder) for its use in operating the Sublease Premises. Sublandlord shall in no event be liable in any way to Subtenant for any failure or defect in the supply or character of electricity service supplied to the Sublease Premises for any reason other than Sublandlord’s gross negligence.

8. USE. The Sublease Premises shall be used only for general and executive offices and for no other purposes. In addition to the provisions of the Overlease (as incorporated herein by reference), Subtenant covenants that it will not do or suffer to be done in or upon the Sublease Premises any act or thing which shall or may be a nuisance, or damage to the Sublandlord, or its occupants, and covenants that no business shall be carried on nor any act or acts suffered or permitted to be done in the Sublease Premises that in any manner conflicts with or is contrary to any law.

9. INCORPORATION OF THE OVERLEASE. (a) General. Except as otherwise provided below, the terms, covenants and conditions of the Overlease (except such as by their nature or purport do not relate to the Sublease Premises or are inapplicable or inappropriate to the subleasing of the Sublease Premises pursuant to this Sublease or are inconsistent with any of the provisions of this Sublease) are hereby incorporated in and made part of this Sublease with the same force and effect as though set forth at length herein; provided, however, that, except as provided below, for the purposes of this Sublease, (i) references in the Overlease to the term “Landlord” shall be deemed to refer to the Sublandlord under this Sublease, (ii) references in the Overlease to the term “Tenant” shall be deemed to refer to the Subtenant under this Sublease, (iii) references in the Overlease to the term “Premises” shall be deemed to refer to the “Sublease Premises” herein, (iv) references in the Overlease to the terms “Fixed Rent” and “additional rent” and “Rental” shall be deemed to refer, respectively, to the “Fixed Rent”, additional rent and Rental payable hereunder, (v) references in the Overlease to the “Term” shall be deemed to refer to the “Term” of this Sublease, (vi) where reference is made in the Overlease to this “lease” or “Lease” such reference shall be deemed to refer to this Sublease, (vii) references in the Overlease to the term “Alterations” shall be deemed to refer to Changes hereunder, (viii) references in the Overlease to the terms “Expiration Date” shall be deemed to refer to the “Expiration Date” hereunder; (ix) references in the Overlease to the term “Tenant’s Property” shall be deemed to refer to the “Subtenant’s Property” hereunder, (x) references in the Overlease to the term “Escalation Rent” shall be deemed to refer to the Operating Expense Escalation and Tax Escalation payable hereunder, and (xi) where reference is made in the Overlease to any Superior Leases, such reference shall be deemed to include the Overlease.

(b) Approvals and Consents. Whenever a provision of the Overlease incorporated herein by reference requires or refers to Overlandlord’s consent or approval, such provision as incorporated herein shall be deemed to require or refer to Overlandlord’s, Rewards Network’s and Sublandlord’s consent or approval. In such a case, unless otherwise set forth herein, Subtenant shall first obtain Rewards Network’s consent or approval. Sublandlord, upon request of Subtenant, shall forward to Rewards Network Subtenant’s written notice requesting the consent or approval of Rewards Network and if Rewards Network is required in the Overlease to act reasonably, Sublandlord shall reasonably cooperate with Subtenant, at Subtenant’s sole expense, in seeking such reasonable consent from Rewards Network (but in no event shall Sublandlord be required to commence any litigation); it being acknowledged by Subtenant that Sublandlord shall have no further obligation with respect to Subtenant’s efforts to obtain Rewards Network’s consent or approval and no liability whatsoever in the event such consent or approval is for any reason withheld.

(c) Limitation on Sublandlord’s Obligations; Default by Overlandlord. Notwithstanding anything herein contained, the only services or rights to which Subtenant is entitled hereunder are those to which Sublandlord is entitled under the Overlease, and for all such services and rights, Subtenant will look solely to Overlandlord (but will be responsible to pay for all additional services provided to the Sublease Premises set forth therein, if Sublandlord is required to pay Overlandlord for same pursuant to the provisions thereof). Sublandlord hereunder assumes no liability for any covenants, representations or warranties made by Overlandlord under the Overlease. In amplification and not in limitation of the foregoing, Sublandlord shall have no obligation, liability or responsibility (a) for furnishing access, elevators, freight elevators, electricity, condenser water, chilled water, heating, air conditioning, cleaning, painting, window washing, directory listings or any other service to the Building or the Sublease Premises, or (b) for any maintenance, repairs or alterations in or to the Building or the Sublease Premises, or (c) for repair or restoration of the Sublease Premises or the Building in the event of damage or destruction by fire or other casualty, or (d) executing any application for any proposed Subtenant’s alterations. Sublandlord agrees to take all reasonable steps to assist Subtenant as Subtenant may from time to time request, at Subtenant’s sole expense and without liability to Sublandlord, in seeking such services and rights from Overlandlord (but in no event shall Sublandlord be required to commence any litigation). As long as Sublandlord takes such reasonable steps in seeking such services and rights from Overlandlord, (i) any condition resulting from a default by Overlandlord shall not constitute an eviction, actual or constructive, of Subtenant, and (ii) no default by neither Overlandlord or Rewards Network shall excuse Subtenant from the performance or observance of any of its obligations to be performed or observed under this Sublease or shall entitle Subtenant to terminate this Sublease or to any reduction in or abatement of the Fixed Rent, additional rent or other charges provided for in this Sublease, provided, however, that if and to the extent Sublandlord receives an abatement of Fixed Rent (or additional rent) with respect to all or any portion of the Sublease Premises on account of such lack of services, then Sublandlord shall grant a parallel abatement (pertaining to such portion of the Sublease Premises) to Subtenant. In furtherance of the foregoing, Subtenant does, to the extent permitted by law, hereby waive any cause of action and any right to bring an action against Sublandlord by reason of any act or omission of Overlandlord under the Overlease or Rewards Network under the Sublease, except an action based on Sublandlord’s failure to take reasonable steps as aforesaid.

(d) Obligations of Subtenant. Whenever a provision of the Overlease incorporated herein by reference obliges Sublandlord (as tenant under the Overlease) to perform some act for the benefit of Overlandlord, including by way of example adhering to Overlandlord’s rules and regulations, providing insurance or indemnity or making repairs or permitting access, contesting any Requirements, such provision as incorporated herein shall oblige Subtenant to perform such act for the benefit of Overlandlord and Sublandlord. Whenever pursuant to a provision of the Overlease incorporated herein by reference Sublandlord (as tenant under the Overlease) is expressly required to take some action by a date certain or within a certain time period, Subtenant shall take such action not less than three (3) days prior to the date or time for Sublandlord’s performance.

(e) Sublandlord’s Rights. Whenever a provision of the Overlease incorporated herein by reference affords Overlandlord some right against Sublandlord (specifically, without limitation, the default and remedies provisions), such provision as incorporated herein shall afford Overlandlord, Rewards Network and Sublandlord such right against Subtenant. In amplification and not in limitation of the foregoing, Sublandlord shall have the same rights and remedies with respect to a breach of this Sublease by Subtenant as Overlandlord has with respect to a breach of the Overlease, as if the same were more fully set forth at length herein, and Sublandlord shall have, with respect to Subtenant, this Sublease and the Sublease Premises, all of the rights, powers, privileges and immunities as are had by Overlandlord under the Overlease and Rewards Network under the Sublease.

(f) Condemnation/Damage and Destruction. (1) Notwithstanding the provisions of the Overlease, Subtenant, following a damage or destruction to the Sublease Premises (or any portion thereof) or a condemnation of the Sublease Premises (or any portion thereof), shall not have any right to elect to terminate this Sublease except as set forth in Section 9(f)(2) below. If Sublandlord, Rewards Network or Overlandlord shall have the right to terminate the Overlease pursuant to any of the provisions of Articles 19 or 20 thereof, then Sublandlord, Rewards Network or Overlandlord may exercise such right in their sole discretion. If Sublandlord, Rewards Network or Overlandlord elects to terminate the Overlease pursuant to any of the provisions of Articles 19 or 20 thereof, then this Sublease shall automatically terminate, and upon such termination of this Sublease, Subtenant shall not have any right or claim against Sublandlord, Rewards Network or Overlandlord on account of such termination. If (i) any portion of the Sublease Premises shall be rendered untenantable during the Term hereof on account of such fire, casualty, condemnation or taking, and (ii) Sublandlord (as tenant under the Overlease) shall receive an abatement of the Fixed Rent and additional rent payable with respect to the Sublease Premises on account thereof, then Subtenant shall be entitled to an abatement of Fixed Rent and additional rent with respect to the portion of the Sublease Premises so affected but only to the extent Sublandlord shall actually receive from Rewards Network the abatement described in clause (ii) above of this sentence. The provisions of this Section 9(f) shall be considered an express agreement governing any case of damage or destruction of the Building or the Sublease Premises by fire or other casualty and any law now or hereafter in force which is inconsistent with the provisions of this Section 9(f) shall have no application.

(2) If the Sublease Premises or any part thereof are damaged by fire or other casualty, Subtenant shall give written notice thereof to Sublandlord promptly after Subtenant becomes aware of such damage. In the event the Sublease Premises are untenantable for use by Subtenant by reason of a substantial damage by fire or other casualty thereby affording Sublandlord, as tenant under the Overlease, the right to terminate the Overlease pursuant to the provisions of Article 19, then Subtenant may elect to terminate this Sublease by notice to Sublandlord given not later than three (3) Business Days prior to the date that Sublandlord is required to give Overlandlord notice of Sublandlord’s exercise of its termination right under the Overlease (it being expressly understood and agreed that Subtenant shall have the right to terminate this Sublease on account of a casualty only in those circumstances that Sublandlord shall have the parallel right under the Overlease to terminate the Overlease, and only if Subtenant shall have exercised such termination right at least three (3) Business Days prior to the date by which Sublandlord is required under the Overlease to exercise its right to terminate the Overlease). If Subtenant shall timely and properly exercise such right to terminate this Sublease, then this Sublease shall terminate effective as of the 30th day (or, in the case of termination in the last year, the 60th day) following such Subtenant’s notice, and Subtenant shall vacate and surrender the entire Sublease Premises in accordance with the provisions of this Sublease (for the delivery of the Sublease Premises at the end of the Term), with all Fixed Rent and additional rents apportioned as of such termination date.

10. PROTECTION OF THE OVERLEASE. (a) Generally. Sublandlord shall not do or cause to be done or suffer or permit to be done any default or breach under the Overlease which causes the Overlease or the rights of Sublandlord as tenant thereunder to be terminated (other than (i) on account of a parallel default by Subtenant under this Sublease, or (ii) pursuant to termination rights expressly granted to Sublandlord thereunder). Subtenant shall not do or cause to be done or suffer or permit to be done any act or thing which would or might constitute a default under the Overlease or cause the Overlease or the rights or benefits of Sublandlord as tenant thereunder to be terminated, diminished or adversely affected or which would or might cause Sublandlord to become liable for any damages, costs, claims or penalties. Subtenant represents that it has examined the Overlease and that it is fully familiar with the terms thereof.

(b) Modification of Overlease. Sublandlord may modify, or cause or suffer to be modified, the Overlease, without in any instance first obtaining the consent of Subtenant to such modification; provided, however, that if the modification in question would adversely affect Subtenant’s rights or obligations hereunder, Subtenant’s rights and obligations vis-a-vis Sublandlord shall be governed by this Sublease without giving effect to such modification.

(c) Termination of Overlease. Except with respect to Sublandlord’s rights of termination that are expressly set forth in the Overlease, so long as Subtenant is not in default (beyond notice and period of cure) under this Sublease, Sublandlord covenants and agrees not to voluntarily cancel or surrender the Overlease (unless on account of Overlandlord’s default), without the prior written consent of Subtenant, unless Overlandlord agrees to recognize the rights of Subtenant under this Sublease. In the event of and upon the termination or cancellation of the Overlease pursuant to any of the provisions of the Overlease or on account of Overlandlord’s default, or otherwise as required by law, whether or not the Sublease Commencement Date shall have occurred, this Sublease shall automatically expire and terminate and shall be of no further force and effect, and Subtenant shall have no claim against Sublandlord of any kind whatsoever, unless such termination or cancellation is due to the default of Sublandlord, other than a default caused by Subtenant under this Sublease.

11. SUBORDINATION. This Sublease is subject and subordinate to all of the terms, covenants, conditions and obligations of the Overlease, and to the matters to which the Overlease is or shall be subordinate, and in the event of the termination, re-entry or dispossession by Overlandlord under the Overlease, Overlandlord may, at its option, take over all of the right, title and interest of Sublandlord under this Sublease and Subtenant shall, at Overlandlord’s option, attorn to Overlandlord pursuant to the then executory provisions of this Sublease, except that Overlandlord shall not be (i) liable for any previous act or omission of Sublandlord under this Sublease, (ii) subject to any offset that theretofore accrued to Subtenant against Sublandlord, (iii) bound by any previous modification of this Sublease or by any previous payment by Subtenant of more than one month’s rent (unless previously approved by, Overlandlord), (iv) bound by any covenant to undertake or complete or make payment to or on behalf of Subtenant with respect to any construction of the Sublease Premises or any portion thereof demised by this Sublease, and (v) bound by any obligations to make any other payment to or on behalf of Subtenant, except for services, repairs, maintenance and restoration provided for under this Sublease to be performed after the date of such termination, reentry or dispossession by Overlandlord under this Lease and which Overlandlord is required to perform hereunder with respect to the Sublease Premises at Overlandlord’s expense.

12. ASSIGNMENT AND SUBLETTING. (a) Notwithstanding anything contained in this Sublease, Subtenant shall not encumber this Sublease or the Sublease Premises, assign this Sublease, or sublease the Sublease Premises in whole or in part or permit Subtenant’s interest in this Sublease to be vested in any third party by operation of law or otherwise without in each instance the prior written consent of Sublandlord (and, if required by the Overlease, of Overlandlord), in conformity with the provisions of Article 17 of the Overlease, the terms of which are incorporated by reference.

(b) No assignment of this Sublease or underletting of the Sublease Premises, unless made in compliance with all of the provisions of this Article, shall have any validity. An assignment of this Sublease or underletting of the Sublease Premises shall not relieve or release the assignor or underlandlord from any obligations of Subtenant under this Sublease and the assignor/underlandlord shall remain liable for the performance of all obligations of Subtenant hereunder for the remainder of the term and renewal terms, if any. Subtenant shall and does hereby indemnify and agree to defend and hold Sublandlord free and harmless from and against any and all liabilities, claims, causes of action, suit or suits, expenses, penalties, costs and fees (including, without limitation, reasonable counsel fees) arising under or in connection with the terms, provisions and conditions of each and every underlease, license or transfer/assignment agreement. The fact that a violation or breach of any of the terms, provisions or conditions of this Sublease results from or is caused by an act or omission by any undertenant, assignee or transferee shall not relieve Subtenant of Subtenant’s obligation to cure the same. Subtenant shall take all necessary steps to prevent any such violation or breach.

13. SUBLANDLORD’S CONSENT OR APPROVAL. Whenever Sublandlord is required not to unreasonably withhold its consent or approval, if Sublandlord unreasonably withholds such consent or approval, Subtenant’s sole remedy shall be an action for specific performance or injunction and in no case shall Sublandlord be liable in damages or otherwise monetarily for unreasonably withholding consent or approval. Without limiting the reasons for which Sublandlord may withhold consent or approval, Subtenant agrees that even in instances in which Sublandlord is obliged not to unreasonably withhold its consent or approval, Sublandlord may withhold the same if Rewards Network or Overlandlord withholds the same.

14. SUBLANDLORD’S RIGHT TO CURE. If Subtenant fails to perform any of its obligations hereunder in accordance with the terms hereof, then, after notice to Subtenant (except in case of emergency) and (i) if Sublandlord has received a notice of default from Rewards Network or Overlandlord on account of such Subtenant’s failure (or if such default does not require a notice from Rewards Network or Overlandlord), without awaiting the lapse of any cure period that may be provided for herein for defaults and (ii) if Rewards Network or Overlandlord has not sent any notice of default, following the period of ten (10) days following such notice, Sublandlord may (but shall not be obligated to) cure such failure for the account of and at the expense of Subtenant, and the amount of any costs, payments or expenses incurred by Sublandlord in connection with such cure (including reasonable counsel fees) shall be payable by Subtenant to Sublandlord as additional rent on demand.

15. INDEMNITY. Subtenant shall indemnify, defend and hold Sublandlord harmless from and against any and all claims, actions, liabilities, losses, damages, costs and expenses (including reasonable attorneys’ fees) arising (i) from the use or occupancy by Subtenant of the Sublease Premises, or (ii) from any work or thing done or any condition created by or any other act or omission of Subtenant or its employees, agents, contractors, visitors or licensees, in or about the Sublease Premises or any other part of the Building, or (iii) from Subtenant’s failure to perform any of the obligations imposed on it hereunder (including any of the obligations imposed on it hereunder by virtue of the incorporation herein of certain provisions of the Overlease).

16. REPAIRS. (a) Subtenant shall not commit any waste in the Sublease Premises or the Building and shall be responsible to maintain and repair the Sublease Premises and all fixtures, equipment and improvements attached to or located in the Sublease Premises or any Changes thereto approved by Sublandlord (herein collectively, the “Improvements and Installations”) in order to ensure that same are repaired and maintained in as good a condition as existed as of the Sublease Commencement Date, reasonable wear and tear excepted. In amplification and not in limitation of the foregoing, Subtenant shall be liable for all repairs and maintenance of the interior doors, floor and wall covering, lighting fixtures, and scratches and damages to any glass within the Sublease Premises. In the event Subtenant shall fail to comply with its obligation to repair and maintain the Sublease Premises or the other items for which its is responsible in accordance with the terms hereof, then Sublandlord shall be entitled to make such repairs on behalf of Subtenant in accordance with the provisions hereof. In the event that the Building or any of the equipment or appurtenances thereto or stored therein is damaged as a result of any act or omission of Subtenant, its agents, employees, contractors or invitees, then Subtenant, upon demand shall pay to Sublandlord the cost of any such repairs that Sublandlord shall be required to pay to Rewards Network or Overlandlord on account thereof. Subtenant’s obligations hereunder shall survive the expiration or earlier termination of the term hereof.

17. ALTERATIONS. (a) Subtenant shall not make any alterations or improvements (herein “Changes”) to the Sublease Premises of any nature without (i) first obtaining Sublandlord’s prior written consent, and (ii) the required consent from Rewards Network in accordance with the terms of the Sublease and Overlandlord in accordance with the provisions of the Overlease. Sublandlord agrees that provided, (x) Rewards Network and Overlandlord shall each have consented to a proposed Change, and (y) such proposed Change does not affect the structural integrity of the Building or, affect any mechanical, electrical, HVAC, plumbing, life safety, security or other system located in the Sublease Premises or the Building, Sublandlord’s consent shall not be unreasonably withheld or delayed. Any request for Sublandlord’s consent to a proposed Change shall be accompanied by a final set of architectural, mechanical, electrical and engineering drawing and specifications (herein called the “final plans”) setting forth all of the work, equipment and improvements which Subtenant wishes to perform, which final plans shall be scaled and dimensioned and shall contain complete information necessary for the construction and finishing of the Sublease Premises and for the engineering in connection therewith and otherwise comply with the terms of the Overlease. Subject to the provisions this Sublease (including the provisions of the Overlease incorporated herein by reference), it is understood that Sublandlord shall not be deemed unreasonable in withholding its consent to the final plans prepared by Subtenant pursuant hereto if (i) Rewards Network or Overlandlord has not consented thereto, (ii) same involves the performance of work or the installation in the Sublease Premises of materials or equipment which do not equal or exceed the existing standard of quality of Sublease Premises, (iii) same exceeds the capacity of the utilities available in the Sublease Premises, or (iv) same will contain or require the use of hazardous or toxic materials or violate any governmental laws, rules or ordinances. If Rewards Network, Overlandlord and Sublandlord consent to any Changes, then, with respect to the same, Subtenant shall comply with all of the provisions of the Sublease and Overlease relating thereto.

(b) Subtenant hereby covenants and agrees to indemnify and save harmless Sublandlord from and against any and all claims, reasonable counsel fees, loss, damage and expenses whatsoever by reason of any injury or damage, caused by Subtenant or its contractors, agents or employees, to any person or property as a result of any Changes performed by Subtenant or arising out of any fine or penalty or out of any other matter or thing connected with any work done or to be done or materials furnished or to be furnished in connection with such Changes. Before proceeding with (and as a condition to making) any Changes which will cost more than twenty five thousand dollars and 00/100 ($25,000.00), as reasonably estimated by Sublandlord, Subtenant shall furnish to Sublandlord a payment and performance bond or other security satisfactory to Sublandlord, in an amount at least equal to 120% of the estimated cost of such Changes.

18. INSURANCE. (A) The Subtenant shall comply with the insurance requirements imposed upon Sublandlord, as “Tenant” under the Overlease as incorporated herein by reference (including the requirement that it insure the Included Furniture under its casualty insurance). Such insurance shall name Sublandlord, Rewards Network and Overlandlord as additional insured, as their respective interests may appear. Subtenant shall furnish Sublandlord with certificates evidencing such insurance prior to occupying the Sublease Premises. Notwithstanding anything in this Sublease to the contrary, Subtenant hereby releases Sublandlord from any liability to Subtenant on account of any loss or damage to the Improvements and Installations and Subtenant’s Property arising out of any cause or origin, including the negligence or misconduct of Overlandlord, Rewards Network, Sublandlord, or their respective agents, contractors or employees, but only to the extent of the insurance proceeds paid to Subtenant under its policies of insurance or, if it fails to maintain the required policies, the insurance proceeds that would have been paid to Subtenant if it had maintained such policies. Subtenant shall promptly give to its insurance company written notice of the waiver contained in this subparagraph, and shall cause its insurance policies to be properly endorsed, if necessary, to prevent the invalidation of any insurance coverages by reason of the waiver contained in this subparagraph; except that Subtenant shall have the right to obtain a policy of insurance that would be invalidated by or would conflict with such release (and, the release shall not apply with respect to damage covered by such a policy), if it is no longer possible for Subtenant to obtain a policy which would not be invalidated and would not conflict with such release, and Subtenant so notifies the Sublandlord.

(B) Notwithstanding anything in this Sublease to the contrary, Sublandlord hereby releases Subtenant from any liability to Sublandlord on account of any loss or damage to the Sublandlord’s moveable personal property items that are in the portion of the Premises that are not part of the Sublease Premises, arising out of any cause or origin, including the negligence or misconduct of Subtenant, or its agents, contractors or employees, but only to the extent of the insurance proceeds paid to Sublandlord under its policies of insurance or, if it fails to maintain property insurance on its personal property in accordance with the terms of the Overlease, the insurance proceeds that would have been paid to Subtenant if it had maintained such policies. Subtenant shall promptly give to its insurance company written notice of the waiver contained in this subparagraph, and shall cause its property insurance policy to be properly endorsed, if necessary, to prevent the invalidation of any insurance coverages by reason of the waiver contained in this subparagraph; except that Sublandlord shall have the right to obtain a policy of personal property insurance that would be invalidated by or would conflict with such release (and, the release shall not apply with respect to damage covered by such a policy), if it is no longer possible for Sublandlord to obtain a policy which would not be invalidated and would not conflict with such release, and Sublandlord so notifies the Subtenant.

19. END OF TERM. The provisions of Overlease Article 22 shall apply.

20. BROKERS. Subtenant represents that it has not dealt with any real estate brokers or finders with respect to this Sublease other than RE/MAX P.P. Commercial and Grubb & Ellis (the “Brokers”). Subtenant agrees to indemnify and hold Sublandlord harmless from and against any and all loss, liability, damage, cost and expense (including, but not limited to, court costs and reasonable attorneys’ fees) which Sublandlord may incur or sustain in connection with any claim or action by any real estate broker or finder (other than the Brokers) that may be asserted against Sublandlord as a result of any conversations, correspondence or other dealings between Subtenant and such broker or finder. Sublandlord shall be responsible for any brokerage commissions payable to Brokers pursuant to a separate agreement. Sublandlord agrees to indemnify and hold Subtenant harmless from and against any and all loss, liability, damage, cost and expense (including, but not limited to, court costs and reasonable attorneys’ fees) which Subtenant may incur or sustain in connection with any claim or action by any real estate broker or finder that may be asserted against Subtenant as a result of any conversations, correspondence or other dealings between Sublandlord and such broker or finder (who shall not have dealt with or have had conversations or other correspondence with Subtenant).

21. NOTICES. Any notices to be given under this Sublease shall be in writing and shall be sent by personal hand delivery or registered or certified mail, return receipt requested. If such notice is directed to Subtenant, it shall be addressed to Subtenant at the Premises Attention: ________________, and if such notice is directed to Sublandlord, it shall be addressed to Sublandlord at 11811 North Tatum Boulevard, Suite 3031, Phoenix, Arizona 85028, Attention: Ken Cisneros, with a copy to Two North Riverside Plaza, Suite 950, Chicago, Illinois 60606, Attention: General Counsel. Either party may, by notice in writing, direct that future notices or demands be sent to a different address and to the attention of such other people as either Sublandlord or Subtenant shall designate. Notices so sent shall be deemed given (i) if sent by personal hand delivery, upon delivery thereof, and (ii) if sent by register or certified mail, upon receipt by the party in question or the first attempted delivery, if delivery is refused and is so indicated on the return receipt.

22. SECURITY DEPOSIT. The provisions of Overlease Article 5 shall apply to this Sublease, provided that the Security Deposit shall be in the amount of Seven Thousand Four Hundred Eighty Two Dollars and Zero Cents ($7,482.00).

23. MISCELLANEOUS. (a) Merger. All prior understandings and agreements between the parties are merged within this Sublease, which alone fully and completely sets forth the understanding of the parties; and this Sublease may not be changed or terminated orally or in any manner other than by an agreement in writing and signed by the party against whom enforcement of the change or termination is sought.

(b) Successors and Assigns. This Sublease shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. The term “Sublandlord,” as used in this Sublease, shall mean only the owner from time to time of the interest of the tenant under the Overlease, so that in the event of any transfer or assignment of such interest, the transferor or assignor shall be and hereby is entirely freed and relieved of all covenants, obligations and liability of Sublandlord under this Sublease, and it shall be deemed, without further agreement, that the transferee or assignee has assumed and agreed to perform and observe all obligations of Sublandlord under this Sublease during the period that such transferee or assignee is the owner of the interest of the tenant under the Overlease.

(c) No Recording. Subtenant shall not record this Sublease or any memorandum thereof.

(d) Signage/Directory. Subject to Overlandlord approval as required under the Overlease, Subtenant, at its sole cost and expense, shall be permitted to place an identifying sign (containing Subtenant’s name) at the entrance of the Sublease Premises, subject to Sublandlord’s prior written consent as to size, material and location (which will not be unreasonably withheld, conditioned or delayed). Subtenant will be responsible for obtaining any and all necessary governmental approvals and permits in connection therewith. Sublandlord will permit Subtenant to use Subtenant’s Proportionate Share of the directory listings available to Sublandlord under the Overlease on the Building directory, subject to and in accordance with the provisions of the Overlease (including paying Overlandlord’s charges for reprogramming any directory).

IN WITNESS WHEREOF, Sublandlord and Subtenant do hereby execute this Sublease as of the date and year first above written.

SUBLANDLORD:

AOB COMMERCE INC.

By: /s/ Nelson Liao
Name: Nelson Liao
Title:   President

SUBTENANT:

AOB BIOTECH, INC.

By: /s/ Nelson Liao
Name:  Nelson Liao
Title:    Chief Executiver Officer